Exhibit 99.1

Rex Energy Reports First Quarter 2013 Operational and Financial Results

•	Average net daily production of 75.3 MMcfe/d exceeded high end of company guidance

•	Recently completed Breakneck Beagle Club wells produced into sales at an average 5-day rate of 6.2 MMcfe/d (assuming full ethane recovery)

•	Most recent “Super Rich” Marcellus well, the Wack 9H, produced 1,328 BTU gas at an average 5-day sales rate of 5.8 MMcfe/d (assuming full ethane recovery) with 57% liquids

•	Second Upper Devonian Burkett well, Drushel 6 HD, produced into sales at a 30-day rate of 6.9 MMcfe/d (assuming full ethane recovery)

•	Completed acreage trade in Warrior North Prospect; added approximately 20 net locations

•	Ended first quarter 2013 with approximately $439 million of liquidity (pro forma for issuance of senior notes)

STATE COLLEGE, PA., April 30, 2013 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) today announced its first quarter 2013 operational and financial results.

First Quarter Financial Results

Operating revenues from continuing operations for the three months ended March 31, 2013 were $47.5 million, which represents an increase of 40% over the same period in 2012 and an increase of 5% over the fourth quarter of 2012. Commodity revenues, including cash-settled derivatives, were $44.6 million, an increase of 26% over the comparable period of 2012 and an increase of 2% over the fourth quarter of 2012. Commodity revenues and cash-settled derivatives from oil and natural gas liquids (NGLs) represented 54% of total commodity revenues for the three months ended March 31, 2013.

Lease operating expense (LOE) from continuing operations was $13.4 million, or $1.98 per Mcfe for the quarter. Cash general and administrative expenses (G&A) from continuing operations were $6.5 million, or $0.96 per Mcfe, for the three months ended March 31, 2013. Results for LOE and cash G&A from continuing operations were both within the company’s previously announced guidance.

Loss from continuing operations attributable to Rex Energy common shareholders for the three months ended March 31, 2013 was $2.8 million, or $0.05 per share. Adjusted net income, a non-GAAP measure, for the three months ended March 31, 2013 was $5.1 million, or $0.10 per share. A reconciliation of adjusted net income to GAAP net income for first quarter 2013, as well as a discussion of the uses of the measure, is presented in the appendix attached to this release.

EBITDAX from continuing operations, a non-GAAP measure, was $26.1 million for the first quarter, an increase of 21% over the first quarter of 2012. A reconciliation of EBITDAX to GAAP net income for first quarter 2013, as well as a discussion of the uses of the measure, is presented in the appendix attached to this release.

Production Update

First quarter 2013 production volumes were 75.3 MMcfe/d, an increase of 24% over the first quarter of 2012 and 2% over the fourth quarter of 2012, consisting of 53.2 MMcf/d of natural gas and 3.7 Mboe/d of oil and NGLs. Oil and NGLs accounted for 29% of net production during the first quarter and increased by 3% over the fourth quarter of 2012. First quarter 2013 production of 75.3 MMcfe/d exceeded the high end of the company’s previously announced guidance of 71.5 – 73.5 MMcfe/d by 2%.

Including the effect of cash-settled derivatives, realized prices for the three months ended March 31, 2013, were $4.28 per Mcf for natural gas, $90.70 per barrel for oil and condensate and $45.92 per barrel for NGLs, which was approximately 49% of the average quoted NYMEX oil price for the first quarter. Realized prices before the effects of hedging were $3.51 per Mcf for natural gas, $91.52 per barrel for oil and condensate and $44.86 per barrel for NGLs, which was approximately 48% of the average quoted NYMEX oil price for the first quarter.

First Quarter 2013 Capital Investments

For the first quarter of 2013, the company made operational capital investments of approximately $71.7 million, of which $54.1 million was used to fund Marcellus and Ohio Utica operations, $14.2 million was used to fund conventional drilling, water flood enhancement and ASP projects in the Illinois Basin, and $3.4 million was capitalized interest and corporate expenditures. The Marcellus and Ohio Utica capital investment funded the drilling of seven gross (5.8 net) wells, fracture stimulation of 11 gross (8.3 net) wells, placing six gross (4.2 net) wells into sales and other projects related to drilling and completing wells in the Appalachian Basin. The Illinois Basin capital investment funded the drilling of seven gross (7.0 net) wells, fracture stimulation of nine gross (9.0 net) wells, placing six gross (6.0 net) wells into sales and other projects related to drilling and completing wells.

Total capital investments for leasing and proved property acquisitions were $5.0 million for the first quarter of 2013. Further details are provided below in the land update.

Operational Update

Note: Unless specifically stated otherwise in this operational update, all numbers are gross.

Appalachian Basin – Butler Operated Area, Pennsylvania

In the Butler Operated Area, the company drilled four gross (2.8 net) wells in the first quarter of 2013, with nine gross (6.3 net) wells fracture stimulated and six gross (4.2 net) wells placed into sales. The company had 13 gross (9.1 net) wells drilled and awaiting completion as of March 31, 2013.

During the first quarter, the company completed and placed into sales the four-well Breakneck Beagle Club (“BBC”) pad. The four BBC wells were drilled to an average lateral length of 2,824’ and were completed using the company’s 150’ per stage “Super Frac” design.

As previously announced, the company completed its second Upper Devonian Burkett well during the first quarter of 2013, the Drushel 6 HD. The well, which has a lateral length of 4,036’, was completed with the 150’ per stage “Super Frac” design with a total of 27 stages. The company also used its “Super Frac” design to complete the Meyer 2H during the quarter. The Meyer 2H has a lateral length of 4,028’ and was completed with a 27-stage fracture stimulation.

The company also previously announced that it drilled two “Super Rich” Marcellus wells in 2012: the Wack 9H with a lateral length of 3,856’ and the Grubbs 2H with a lateral length of 3,136’. The Wack 9H was completed in 26 stages, using the company’s “Super Frac” design, in the first quarter of 2013 and was placed into sales in April 2013. Based on composition analysis, the gas being produced is approximately 1,328 BTU, further delineating the company’s previously identified “Super Rich” line. The Grubbs 2H was completed in 21 stages, also using the company’s “Super Frac” design, in the second quarter of 2013 and is expected to be placed into sales in May 2013. The Wack 9H and Grubbs 2H, together with the 2-well Pallack pad and the 2-well Plesniak pad, further define the potential for increased liquids content in the northwest portion of the Butler Operated Area.

The table below lists, where available, the 5-day and 30-day sales rates for the company’s recent completions.

5-Day Sales Rate (Average Per Well)[1]
Well Name	Target Formation	Natural Gas (Mcf/d)	Condensate (Bbls/d)	NGLs (Bbls/d)	Total – Ethane Recovery (Mcfe/d)	% Liquids	Total – Ethane Rejection (Mcfe/d)
Meyer 2H	Marcellus	3,544	2	562	6,929	49%	4,922
BBC, 1H, 2H, 3H, 4H	Marcellus	3,011	0	529	6,185	51%	4,381
Wack 9H	“Super Rich” Marcellus	2,506	18	532	5,805	57%	4,071
Drushel 6HD	Upper Devonian	3,748	12	580	7,302	49%	5,206

[1]	Placed into sales using various shut-in periods and choke sizes

30-Day Sales Rate (Average Per Well)[1]
Well Name	Target Formation	Natural Gas (Mcf/d)	Condensate (Bbls/d)	NGLs (Bbls/d)	Total – Ethane Recovery (Mcfe/d)	% Liquids	Total – Ethane Rejection (Mcfe/d)
Meyer 2H	Marcellus	3,378	3	535	6,603	49%	4,691
BBC, 1H, 2H, 3H, 4H	Marcellus	2,604	1	457	5,355	51%	3,795
Drushel 6HD	Upper Devonian	3,558	10	551	6,928	49%	4,936

[1]	Placed into sales using various shut-in periods and choke sizes

The company currently expects to drill its fifth Upper Devonian Burkett Shale well in the second quarter and plans to complete the three Upper Devonian Burkett wells in its inventory during 2013. To date, the company has drilled four Upper Devonian Burkett wells and completed two. By the end of 2013, the company expects to have five Upper Devonian Burkett wells flowing into sales. Two of these wells, the Burgh 2HD and the Perry Township 1HD, lie within the company’s “Super Rich” Marcellus area.

Total Operated Area – Butler County, PA
	Wells Drilled	Wells Fracture Stimulated	Wells Placed Into Sales	Wells Awaiting Completion
YTD 2013	4	9	6	13
FY 2013 Forecast	19	22	21	15

Appalachian Basin – Warrior North Prospect, Carroll County, Ohio

To date during 2013, Rex Energy has drilled three gross (3.0 net) wells in the Warrior North Prospect, with two gross (2.0 net) wells fracture stimulated and no wells placed into sales. The two wells on the G. Graham pad in the Warrior North Prospect were drilled between the fourth quarter of 2012 and the first quarter of 2013, completed in the first quarter of 2013 and have been shut-in since completion. Both of these wells are expected to be placed into sales by early May 2013. In addition, the company has completed drilling operations on the two well Brace West pad. Completion operations on the Brace West pad are expected to begin in May 2013. The company expects to have five gross (5.0 net) wells placed into sales in the Warrior North Prospect by August of 2013.

Appalachian Basin – Warrior South Prospect, Guernsey, Noble & Belmont Counties, Ohio

The company drilled and completed its first three wells in the Warrior South Prospect in the fourth quarter of 2012 and tested the production of these wells in the first quarter of 2013. Assuming full ethane recovery, the Guernsey 2H, the Guernsey 1H and the Noble 1H produced at 24-hour test rates of 3,111 Boe/d, 2,968 Boe/d and 2,938 Boe/d, respectively. The wells have been shut-in since completion and will be placed into sales once the related infrastructure is in place, which is currently expected to be in June 2013.

The company has begun drilling operations on the first well of the five-well J. Anderson pad. Wells on the J. Anderson pad are estimated to have an average lateral length of approximately 5,000’. Following the completion of drilling operations, the rig will move back to the Warrior North Prospect for the remainder of 2013.

For a more detailed listing of the company’s planned 2013 drilling and completion activity, see pages 32 to 34 of the company’s May 2013 corporate presentation, which can be found at www.rexenergy.com.

Total Operated Area – Ohio Utica Shale
	Wells Drilled	Wells Fracture Stimulated	Wells Placed Into Sales	Wells Awaiting Completion
YTD 2013	3	2	0	2
FY 2013 Forecast	11	9	12	3

Appalachian Basin – Westmoreland, Clearfield and Centre Counties, Pennsylvania

In the company’s non-operated area in Westmoreland County, Pennsylvania, where WPX Energy serves as the operator, WPX Energy plans to drill 11 wells, fracture stimulate 14 wells and place into sales nine wells in 2013. WPX Energy estimates that at the end of 2013, four wells will be awaiting completion and five wells will be shut in for their resting period. As previously announced, Rex Energy has increased its operational capital expenditure budget by $25 million due to the increased drilling and completion activity in its non-operated Westmoreland County area.

In the company’s non-operated Westmoreland, Clearfield and Centre counties, Pennsylvania, the combined average production for a recent 5-day period was 49.2 MMcfe/d.

Total Non-Operated Area – Westmoreland, Clearfield and Centre Counties, PA
	Wells Drilled	Wells Fracture Stimulated	Wells Placed Into Sales	Wells Awaiting Completion
YTD 2013	0	0	0	7
FY 2013 Forecast	11	14	9	4

Illinois Basin – Conventional

In the Illinois Basin, the company is continuing the conventional drilling and re-completion program it commenced in 2012 to increase its oil production. In the first quarter of 2013, the company drilled 7 wells, performed completion or re-completion operations on 9 wells and placed 6 wells into sales. The 6 wells that were placed into sales in the first quarter of 2013 produced at a peak daily rate of 284 gross BOPD. The 23 wells that were completed in 2012 produced at an average daily rate of 558 gross BOPD for the first quarter of 2013. The company is currently completing its first horizontal test well in the region. As previously announced, the company plans to spend approximately $18 million during 2013 to drill and complete or re-complete a total of 26 wells to further delineate its acreage and test multiple zones in the Illinois Basin.

Land Update

During the first quarter of 2013, the company spent approximately $4.1 million of capital related to leasing and acreage acquisitions in the Appalachian and Illinois Basin. In the Butler Operated area of the Appalachian Basin, the company added approximately 1,200 net acres, increasing its total leasehold in the region to approximately 49,600 net acres. In the Ohio Utica, the company completed an acreage trade with an industry peer that added approximately 20 net wells to the company’s inventory. The company plans to provide a full land update in its second quarter 2013 earnings release.

Liquidity Update

During the first quarter of 2013, Rex Energy increased the borrowing base under its senior secured credit facility from $240 million to $325 million. In addition, the company extended the maturity of the facility from September 2015 to March 2018. In April 2013, the company completed an offering of an additional $100 million in aggregate principal amount of 8.875% senior notes (“Senior Notes”) due 2020 in a private placement. The Senior Notes were issued at an issue price of 105% of par plus accrued interest from December 12, 2012. The company estimates net proceeds to be approximately $102.8 million plus accrued interest, after deducting the initial purchasers’ discount and estimated offering expenses. The company intends to use the net proceeds of the offering to fund a portion of its 2013 capital expenditures and for general corporate purposes. As of March 31, 2013, the company had approximately $114 million of cash (pro forma for the issuance of Senior Notes) and no outstanding borrowings under its credit facility.

Second Quarter and Full Year 2013 Guidance

Rex Energy is providing its initial guidance for the second quarter and maintaining its full year 2013 guidance ($ in millions):

	2Q2013	Full Year 2013
Production	84.0 - 88.0 MMcfe/d	90.5 - 94.5 MMcfe/d
Lease Operating Expense	$13.5 - $15.5	$58 - $62
Cash G&A	$6.8 - $7.8	$26 - $29
Capital Expenditures[1]	—	$255 - $275

[1]	Land acquisition expense is not included in the capital expenditures budget

Conference Call Information

Management will host a live conference call and webcast on Wednesday, May 1, 2013 at 10:00 a.m. ET to review first quarter financial results and operational highlights. All financial results included in this release or discussed on the conference call will remain subject to our independent auditor’s review. The telephone number to access the conference call is (877) 769-6797. Presentation slides containing reference materials for the call and webcast will be available on the company’s website, www.rexenergy.com, under the Investor Relations tab. The replay of the event and reference materials will be available on the company’s website through June 1, 2013.

About Rex Energy Corporation

Rex Energy, headquartered in State College, Pennsylvania, is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

Forward-Looking Statements

Except for historical information, statements made in this release, including those relating to the timing and nature of Marcellus and Utica Shale development plans; drilling and completion schedules; anticipated fracture stimulation activities; potential liquids composition and plans to delineate areas with potentially higher liquids content; expected dates for placement of wells into sales; availability of midstream infrastructure; leasing plans; the ASP pilot and conventional expansion plans in the Illinois Basin; and the company’s financial guidance, plans for capital expenditures and projections for 2013 are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may contain words such as “expected”, “expects”, “scheduled”, “planned”, “plans”, “anticipates” and similar words. These statements are based on management’s experience and perception of historical trends, current conditions, and anticipated future developments, as well as other factors believed to be appropriate. We believe these statements and the assumptions and estimates contained in this release are reasonable based on information that is currently available to us. However, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and we cannot assure that the company can or will meet the goals, expectations, and projections included in this release. Any number of factors could cause our actual results to be materially different from those expressed or implied in our forward looking statements, including (without limitation):

•	economic conditions in the United States and globally;

•	domestic and global demand for oil, NGLs and natural gas;

•	volatility in oil, NGL, and natural gas pricing;

•	new or changing government regulations, including those relating to environmental matters, permitting, or other aspects of our operations;

•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties inherent in the estimates of our oil and natural gas reserves;

•	our ability to increase oil and natural gas production and income through exploration and development;

•	drilling and operating risks;

•	the success of our drilling techniques in both conventional and unconventional reservoirs;

•	the success of the secondary and tertiary recovery methods we utilize or plan to employ in the future;

•	the number of potential well locations to be drilled, the cost to drill them, and the time frame within which they will be drilled;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	the availability of equipment, such as drilling rigs, and infrastructure, such as transportation, pipelines, processing and midstream services;

•	the effects of adverse weather or other natural disasters on our operations;

•	competition in the oil and gas industry in general, and specifically in our areas of operations;

•	changes in our drilling plans and related budgets;

•	the success of prospect development and property acquisition;

•	the success of our business and financial strategies, and hedging strategies;

•	conditions in the domestic and global capital and credit markets and their effect on us;

•	the adequacy and availability of capital resources, credit, and liquidity including, but not limited to, access to additional borrowing capacity; and

•	uncertainties related to the legal and regulatory environment for our industry, and our own legal proceedings and their outcome.

The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission.

*        *        *        *        *

For more information, please contact:

Mark Aydin

Manager, Investor Relations

(814) 278-7249

maydin@rexenergy.com

REX ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

($ in Thousands, Except Share and Per Share Data)

	March 31, 2013 (Unaudited)	December 31, 2012
ASSETS
Current Assets
Cash and Cash Equivalents	$11,640	$43,975
Accounts Receivable	29,102	24,980
Taxes Receivable	6,396	6,429
Short-Term Derivative Instruments	4,742	12,005
Assets Held For Sale	2,138	2,279
Inventory, Prepaid Expenses and Other	1,301	1,316

Total Current Assets	55,319	90,984
Property and Equipment (Successful Efforts Method)
Evaluated Oil and Gas Properties	537,638	485,448
Unevaluated Oil and Gas Properties	171,901	165,503
Other Property and Equipment	54,317	50,073
Wells and Facilities in Progress	107,214	92,913
Pipelines	6,125	6,116

Total Property and Equipment	877,195	800,053
Less: Accumulated Depreciation, Depletion and Amortization	(156,390)	(146,038)

Net Property and Equipment	720,805	654,015
Deferred Financing Costs and Other Assets – Net	10,380	10,029
Equity Method Investments	16,800	16,978
Long-Term Derivative Instruments	150	704

Total Assets	$803,454	$772,710

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$44,272	$31,134
Accrued Expenses	37,656	22,421
Short-Term Derivative Instruments	5,072	1,389
Current Deferred Tax Liability	565	539
Liabilities Related to Assets Held for Sale	50	52

Total Current Liabilities	87,615	55,535
8.875% Senior Notes Due 2020	250,000	250,000
Discount on Senior Notes	(1,704)	(1,742)
Senior Secured Line of Credit and Long-Term Debt	1,167	991
Long-Term Derivative Instruments	2,221	1,510
Long-Term Deferred Tax Liability	21,491	23,625
Other Deposits and Liabilities	5,739	5,675
Future Abandonment Cost	25,671	24,822

Total Liabilities	392,200	360,416
Commitments and Contingencies
Stockholders’ Equity
Common Stock, $.001 par value per share, 100,000,000 shares authorized and 53,227,718 shares issued and outstanding on March 31, 2013 and 53,213,264 shares issued and outstanding on December 31, 2012	52	52
Additional Paid-In Capital	452,432	451,062
Accumulated Deficit	(42,429)	(39,595)

Rex Energy Stockholders’ Equity	410,055	411,519
Noncontrolling Interests	1,199	775

Total Stockholders’ Equity	411,254	412,294
Total Liabilities and Owners’ Equity	$803,454	$772,710

REX ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in Thousands, Except per Share Data)

	For the Three Months Ended March 31,
	2013	2012
OPERATING REVENUE
Oil, Natural Gas and NGL Sales	$40,940	$31,483
Field Services Revenue	6,506	2,306
Other Revenue	24	45

TOTAL OPERATING REVENUE	47,470	33,834
OPERATING EXPENSES
Production and Lease Operating Expense	13,400	12,299
General and Administrative Expense	7,796	5,411
(Gain) Loss on Disposal of Assets	(10)	26
Impairment Expense	66	2,793
Exploration Expense	2,044	1,092
Depreciation, Depletion, Amortization and Accretion	11,157	9,544
Field Services Operating Expense	4,055	1,456
Other Operating Expense	444	326

TOTAL OPERATING EXPENSES	38,952	32,947
INCOME FROM OPERATIONS	8,518	887
OTHER INCOME (EXPENSE)
Interest Expense	(4,005)	(1,739)
Gain (Loss) on Derivatives, Net	(8,540)	7,439
Other Income (Expense)	(139)	6
Loss on Equity Method Investments	(178)	(134)

TOTAL OTHER INCOME (EXPENSE)	(12,862)	5,572

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(4,344)	6,459

Income Tax (Benefit) Expense	2,004	(2,631)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,340)	3,828

Loss From Discontinued Operations, Net of Income Taxes	(61)	(5,355)

NET LOSS	(2,401)	(1,527)

Net Income Attributable to Noncontrolling Interests	433	101

NET LOSS ATTRIBUTABLE TO REX ENERGY	$(2,834)	$(1,628)

Earnings per common share:
Basic – Net Income (Loss) From Continuing Operations Attributable to Rex Common Shareholders	$(0.05)	$0.08

Basic – Net Loss From Discontinued Operations Attributable to Rex Common Shareholders	0.00	(0.11)

Basic – Net Loss Attributable to Rex Common Shareholders	$(0.05)	$(0.03)

Basic – Weighted Average Shares of Common Stock Outstanding	52,367	48,744

Diluted – Net Income (Loss) From Continuing Operations Attributable to Rex Common Shareholders	$(0.05)	$0.08

Diluted – Net Loss From Discontinued Operations Attributable to Rex Common Shareholders	0.00	(0.11)

Diluted – Net Loss Attributable to Rex Common Shareholders	$(0.05)	$(0.03)

Diluted – Weighted Average Shares of Common Stock Outstanding	52,367	49,693

REX ENERGY CORPORATION

CONSOLIDATED OPERATIONAL HIGHLIGHTS

UNAUDITED

	Three Months Ending March 31,
	2013	2012
Oil, Natural Gas and NGL Sales (in thousands):
Oil Sales	$18,132	$17,100
Natural Gas Sales	16,811	11,273
NGL Sales	5,997	3,110
Cash Settled Derivatives:
Oil	(162)	(212)
Natural Gas	3,691	3,997
NGL	141	—

Total oil, natural gas and NGL sales including cash settled derivatives	$44,610	$35,268

Production:
Oil (Bbls)	198,115	172,197
Natural Gas (Mcf)	4,789,878	4,109,172
NGL (Bbls)	133,668	63,495

Total Production (Mcfe)[1]	6,780,576	5,523,324

Average Daily Production
Oil (Bbls)	2,201	1,892
Natural Gas (Mcf)	53,221	45,156
NGL (Bbls)	1,485	698

Total Production (Mcfe)[1]	75,340	60,696

Average Price per Unit:
Realized oil sales price per Bbl	$91.52	$99.31
Realized impact of cash settled derivatives per Bbl	(0.82)	(1.23)

Net realized price per Bbl	$90.70	$98.08

Realized natural gas sales price per Mcf	$3.51	$2.74
Realized impact of cash settled derivatives per Mcf	0.77	0.97

Net realized price per Mcf	$4.28	$3.71

Realized NGL sales price per Bbl	$44.86	$48.98
Realized impact of cash settled derivatives per Bbl	1.06	—

Net realized price per Bbl	$45.92	$48.98

LOE/Mcfe[2]	$1.98	$1.72

[1]	Oil and natural gas liquids are converted at the rate of one barrel of oil equivalent to six Mcfe.
[2]

For the three months ended March 31, 2012, excludes the retroactive accrual of Pennsylvania impact fee, which equates to approximately $0.51 per Mcfe and includes the accrual for current year Pennsylvania impact fee, which equates to approximately $0.10 per Mcfe.

REX ENERGY CORPORATION

COMMODITY DERIVATIVES – HEDGE POSITION AS OF APRIL 22, 2013

	2013	2014	2015
Oil Derivatives (Bbls)
Swap Contracts
Volume	360,000	—		—
Price	$93.02	$—		$—
Collar Contracts
Volume	165,000	60,000		—
Ceiling	$103.00	$97.65		$—
Floor	$79.45	$90.00		$—
Collar Contracts with Short Puts
Volume	45,000	360,000
Ceiling	$100.00	$104.27		$—
Floor	$85.00	$84.18		$—
Short Put	$65.00	$69.00	$
Put Spread Contracts
Volume	—	168,000		—
Floor	$—	$90.00		$—
Short Put	$—	$75.00		$—
Natural Gas Derivatives (Mcf)
Swap Contracts
Volume	6,430,000	4,740,000		1,200,000
Price	$4.00	$4.04		$4.18
Swaption Contracts
Volume	900,000	—		—
Price	$4.50	$—		$—
Collar Contracts
Volume	2,520,000	1,800,000		—
Ceiling	$5.68	$4.43		$—
Floor	$4.77	$3.51		$—
Put Contracts
Volume	1,980,000	—		—
Floor	$5.00	$—		$—
Collar Contracts with Short Puts
Volume	1,890,000	6,600,000		2,400,000
Ceiling	$4.88	$4.65		$4.63
Floor	$4.17	$3.97		$4.16
Short Put	$3.35	$3.04		$3.40
Call Contracts
Volume	—	1,800,000		—
Ceiling	$—	$5.00		$—
Natural Gas Liquids (Bbls)
Swap Contracts
Propane (C3)
Volume	144,000	15,000		—
Price	$41.29	$39.14		$—
Butane (C4)
Volume	18,000	—		—
Price	$66.36	$—		$—
Isobutane (IC4)
Volume	18,000	—		—
Price	$69.56	$—		$—
Natural Gasoline (C5+)
Volume	63,000	3,000		—
Price	$88.50	$89.04		$—

APPENDIX

REX ENERGY CORPORATION

NON-GAAP MEASURES

EBITDAX

“EBITDAX” means, for any period, the sum of net income for such period plus the following expenses, charges or income to the extent deducted from or added to net income in such period: interest, income taxes, DD&A, unrealized losses from financial derivatives, the retroactive portion of the Pennsylvania Impact Fee, exploration expenses and other similar non-cash charges, minus all non-cash income, including but not limited to, income from unrealized financial derivatives, added to net income. EBITDAX, as defined above, is used as a financial measure by our management team and by other users of its financial statements, such as our commercial bank lenders to analyze such things as:

•	Our operating performance and return on capital in comparison to those of other companies in our industry, without regard to financial or capital structure;

•	The financial performance of our assets and valuation of the entity without regard to financing methods, capital structure or historical cost basis;

•	Our ability to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our stockholders; and

•	The viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDAX is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) (the most directly comparable GAAP financial measure) in measuring our performance, nor should it be used as an exclusive measure of cash flows, because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions, and other sources and uses of cash, which are disclosed in our consolidated statements of cash flows.

We have reported EBITDAX because it is a financial measure used by our existing commercial lenders, and because this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance and ability to incur and service debt. You should carefully consider the specific items included in our computations of EBITDAX. While we have disclosed EBITDAX to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, you are cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management’s discretionary use, due to requirements to conserve funds for capital expenditures, debt service and other commitments.

We believe that EBITDAX assists our lenders and investors in comparing our performance on a consistent basis without regard to certain expenses, which can vary significantly depending upon accounting methods. Because we may borrow money to finance our operations, interest expense is a necessary element of our costs. In addition, because we use capital assets, DD&A are also necessary elements of our costs. Finally, we are required to pay federal and state taxes, which are necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations.

To compensate for these limitations, we believe it is important to consider both net income determined under GAAP and EBITDAX to evaluate our performance.

For purposes of consistency with current calculations, we have revised certain amounts relating to prior period EBITDAX. The following table presents a reconciliation of our net income to EBITDAX for each of the periods presented ($ in thousands):

	Three Months Ended March 31,
	2013	2012
Net Income (Loss) From Continuing Operations	$(2,340)	$3,828
Net Income Attributable to Noncontrolling Interests	(433)	(101)

Income (Loss) From Continuing Operations Attributable to Rex Energy	$(2,773)	$3,727

Add Back Retroactive Portion of New Pennsylvania Impact Fee	—	2,809
Add Back Depletion, Depreciation, Amortization and Accretion	11,157	9,544
Add Back Non-Cash Compensation Expense	1,263	480
Add Back Interest Expense	4,005	1,739
Add Back Impairment Expense	66	2,793
Add Back Exploration Expenses	2,044	1,092
Add Back (Less) Loss (Gain) on Disposal of Assets	(10)	26
Add Back (Less) Unrealized Loss (Gain) from Financial Derivatives	12,211	(3,654)
Less Non-Cash Portion of Noncontrolling Interests	(54)	(41)
Add Back (Less) Income Tax Expense (Benefit)	(2,004)	2,631
Add Back Non-Cash Portion of Equity Method Investment	178	412

EBITDAX From Continuing Operations	$26,083	$21,558
Net Loss From Discontinued Operations	(61)	(5,355)
Add Back Non-Cash Compensation Expense	—	9
Add Back Impairment Expense	—	8,270
Add Back Exploration Expenses	53	332
Add Back Loss on Disposal of Assets	4	144
Less Income Tax Benefit	(41)	(3,738)

Add EBITDAX From Discontinued Operations	$(45)	$(338)

EBITDAX (Non-GAAP)	$26,038	$21,220

Adjusted Net Income

“Adjusted Net Income” means, for any period, the sum of net income for the period plus the following expenses, charges or income, in each case, to the extent deducted from or added to net income in the period: unrealized losses from financial derivatives, non-cash compensation expense, dry hole expenses, disposals of assets, impairment and other one-time charges, minus all gains from unrealized financial derivatives, disposal of assets and deferred income tax benefits, added to net income. Adjusted Net Income is used as a financial measure by Rex Energy’s management team and by other users of its financial statements, to analyze its financial performance without regard to non-cash deferred taxes and non-cash unrealized losses or gains from oil and gas derivatives. Adjusted Net Income is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) in measuring the company’s performance.

Rex Energy has reported Adjusted Net Income because it believes that this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance. You should carefully consider the specific items included in the company’s computation of this measure. You are cautioned that Adjusted Net Income as reported by Rex Energy may not be comparable in all instances to that reported by other companies.

To compensate for these limitations, the company believes it is important to consider both net income determined under GAAP and Adjusted Net Income.

The following table presents a reconciliation of Rex Energy’s net income from continuing operations to its adjusted net income for each of the periods presented ($ in thousands):

	For the Three Months Ended March 31,
	2013	2012
Income (Loss) From Continuing Operations Before Income Taxes, as reported	$(4,344)	$6,459
Add Back Retroactive Portion of PA Impact Fee	—	2,809
Add Back (Less) Unrealized Loss (Gain) from Financial Derivatives	12,211	(3,654)
Add Back Impairment Expense	66	2,793
Add Back Non-Cash Compensation Expense	1,263	480
Add Back (Less) Loss (Gain) Loss on Disposal of Assets	(10)	26
Less Income Attributable to Noncontrolling Interests	(433)	(101)

Adjusted Income Before Income Taxes	$8,753	$8,812
Less Income Taxes, adjusted [1]	(3,670)	(3,646)

Adjusted Net Income From Continuing Operations	$5,083	$5,166

Adjusted Net Income Per Share – Basic	$0.10	$0.11
Weighted Average Shares of Common Stock Outstanding – Basic	52,367	48,744

[1]	Income tax adjustment represents effective tax rate for the period.